Exhibit 107

Calculation of Filing Fee Tables

S-3

PolarityTE, Inc.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid In Connection with Unsold Securities to be Carried Forward
					Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457	(o)	(1)		(2)	(2)
	Equity	Preferred Stock	457	(o)	(1)		(2)	(2)
	Debt	Debt Securities	457	(o)	(1)		(2)	(2)
	Debt Convertible into Equity	Debt Securities	457	(o)	(1)		(2)	(2)
	Other	Warrants	457	(o)	(1)		(2)	(2)
	Other	Rights	457	(o)	(1)		(2)	(2)
	Other	Units	457	(o)	(1)		(2)	(2)
	Unallocated (Universal) Shelf							$100,000,000	$0.0000927	$9,270.00
					Carry Forward Securities
Carry Forward Securities	Equity Common Stock				415	(a)(6)	(3)		(4)		S-3	No. 333-229584	February 22, 2019
	Equity Preferred Stock				415	(a)(6)	(3)		(4)		S-3	No. 333-229584	February 22, 2019
	Debt Debt Securities				415	(a)(6)	(3)		(4)		S-3	No. 333-229584	February 22, 2019
	Debt Convertible into Equity Debt Securities				415	(a)(6)	(3)		(4)		S-3	No. 333-229584	February 22, 2019
	Other Warrants				415	(a)(6)	(3)		(4)		S-3	No. 333-229584	February 22, 2019
	Other Rights				415	(a)(6)	(3)		(4)		S-3	No. 333-229584	February 22, 2019
	Other Units				415	(a)(6)	(3)		(4)		S-3	No. 333-229584	February 22, 2019
Total									$96,714,362		S-3	No. 333-229584	February 22, 2019	$24,240

(1) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate amount of debt securities, and such indeterminate number of warrants, rights and units as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights, or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3) Pursuant to Rule 415(a)(6) the securities registered pursuant to this registration statement include $96,714,362 of unsold securities (the “Unsold Primary Securities”) previously registered by the Registrant on the Registrant’s registration statement on Form S-3 (File No. 333- 229584) (the “Existing Registration Statement”) declared effective by the SEC on February 22, 2019. The Existing Registration Statement registered the offer and sale by the Registrant of an indeterminate number of shares of common stock and preferred stock, such indeterminate amount of debt securities, and such indeterminate number of warrants, rights and units as shall have an aggregate initial offering price not to exceed $200,000,000.

(4) The proposed maximum aggregate offering price per class of Unsold Primary Securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Pursuant to Rule 415(a)(6) this registration statement includes all of the Unsold Primary Securities, and the Registrant is applying the previously paid filing fee associated with the Unsold Primary Securities to this registration statement.

Total Offering Amounts	$196,714,362	$9,270
Total Fees Previously Paid		$-
Total Fee Offsets		$-
Net Fee due		$9,270

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)

Fee Offset Claims
Fee Offset Sources

Rule 457(p)

Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date